EXHIBIT 4.3
                         UNANIMOUS CONSENT OF DIRECTORS
                               IN LIEU OF MEETING
                                       OF
                     BOULDER CAPITAL OPPORTUNITIES II, INC.
                            (A Colorado corporation)


     I, the undersigned, being the sole director of BOULDER CAPITAL OPPORTUNITIES II, INC., a Colorado corporation ("Company"), do hereby waive the notice and holding of a meeting of the Board of Directors and do hereby unanimously consent to and adopt the following resolutions this 24th day of March, 1997:

     RESOLVED, that for consulting services rendered to this Company by John B. Lowy ("Consultant"), this Company hereby authorizes this Company to enter into the attached Consulting Agreement with the Consultant; and

     RESOLVED, that in full payment for the Consultant's services, this Company hereby authorizes the issuance of 20,200 shares of common stock of the Company, under and pursuant to SEC Form S-8 and hereby authorizes the Company to prepare, sign and file with the Securities and Exchange Commission a registration statement on Form S-8 covering the Consultant's allocation of shares; and

     RESOLVED, that the law firm of John B. Lowy, P.C. represent this Company for the above-described registration statement; and

     RESOLVED, that the Company's officers and director is authorized to take such actions and execute such documents as they deem necessary and proper to effectuate the foregoing resolutions.




                                                  By: /s/ Robert Soehngen
                                                  -----------------------
                                                     Robert Soehngen

EXHIBIT 4.4

                              CONSULTING AGREEMENT

     This Agreement is made and entered into as of the 24th day of March, 1997 by and between JOHN B. LOWY ("JBL") with principal office at 645 Fifth Avenue, New York, NY 10022, and BOULDER CAPITAL OPPORTUNITIES II, INC., a Colorado corporation (the "Company") with its principal office at 4750 Table Mesa Drive, Boulder, Colorado 80303.

     WHEREAS, JBL has rendered valuable consulting services to the Company during February, 1997; and

     WHEREAS, the parties hereto desire to memorialize JBL's services and compensate JBL therefor;

     NOW, THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Purpose: The Company hereby recognizes and agrees that JBL has rendered consulting advice to the Company specifically relating to transactions not of a capital raising nature, consisting of assisting the Company in securing a quotation for its common stock on the OTC Bulletin Board ("Consulting Services").

     2. Compensation: In consideration for the Consulting Services rendered by JBL to the Company, the Company hereby agrees to issue to JBL 20,200 shares of common stock of the Company (the "Shares"). JBL hereby acknowledges that the aforementioned Shares are in full payment for the services rendered.

     3. Registration: The Company hereby agrees to immediately register the Shares pursuant to a Registration Statement on Form S-8.

     4. JBL is an Independent Contractor: JBL has performed the Consulting Services described herein as an independent contractor and not as an employee of the Company or an affiliate thereof.

     5. Miscellaneous:

          (a) This Agreement between the Company and JBL constitutes the entire agreement and understanding of the parties hereto, and supersedes any and all previous agreement and understandings, whether oral or written, between the parties with respect to the matters set forth herein.

          (b) Any notice or communication permitted or required hereunder shall be in writing and shall be deemed sufficiently given if hand-delivered or sent (i) postage prepaid by registered mail, return receipt requested, or
     (ii) by facsimile, to the respective parties as set forth above, or to such other address as either party may notify the other in writing.

          (c) This  Agreement  shall be binding upon and inure to the benefit of
     each  of  the  parties  hereto  and  their  respective  successors,   legal
     representatives and assigns.

          (d) This Agreement may be executed in any number of counterparts, each of which together shall constitute one and the same original document.

          (e) No provision of this Agreement may be amended, modified or waived, except in a writing signed by all of the parties hereto.

          (f) This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to conflict of law principles. The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Agreement shall be adjudicated before a court located in New York, and they hereby submit to the exclusive jurisdiction of the courts of the State of New York located in New York, New York and of the federal courts of the State of New York located in New York, New York and of the federal courts in the Southern District of New York with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objections they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Agreement, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth in Paragraph 8(b) hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.


                                          By: /s/ JOHN B. LOWY
                                          --------------------
                                              JOHN B. LOWY


                                          BOULDER CAPITAL OPPORTUNITIES II, INC.



                                          By: /s/ Robert Soehngen
                                          -----------------------
                                              Robert Soehngen, President

EXHIBIT 4.5


                                 March 25, 1997


Boulder Capital Opportunities II, Inc.
4750 Table Mesa Drive
Boulder, CO  80303

Gentlemen:

     We have reviewed a Registration Statement on Form S-8 (the "Registration Statement"), to be filed with the Securities and Exchange Commission, relating to 20,200 shares of common stock, no par value per share (the "Shares") of Boulder Capital Opportunities II, Inc. (the "Company"), which Shares have been issued pursuant to the Company's consulting agreement filed as an exhibit to the Registration Statement (the "Agreement").

     We have examined the Certificate of Incorporation and the By-Laws of the Company, the Registration Statement and originals, or copies certified to our satisfaction, of such records of meetings written actions in lieu of meetings, or resolutions adopted at meetings, of the directors of the Company, documents and such other documents and instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

     Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly and validly authorized for issuance under the Agreement; and the Shares, when issued against payment therefor in accordance with the terms of the Agreement, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                            Very truly yours,

                                            By: /s/ John B. Lowy
                                            --------------------
JBL:ah                                      John B. Lowy, P.C.

EXHIBIT 4.6


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated October 25, 1996, relating to the financial statements of Boulder Capital Opportunities II, Inc. as of August 31, 1996 and for the priod from August 8, 1996 to Augutst 31, 1996.


By: /s/ Stark Tinter & Associates, LLC
Stark Tinter & Associates, LLC

March 24, 1997
Englewood, Colorado